Consent of Independent Registered Public Accounting Firm

The Board of Trustees of the
Allianz Variable Insurance Products Fund of Funds Trust:

We consent to the use of our reports, dated February 24, 2017, with respect to the financial statements of each of the funds in the Allianz Variable Insurance Products Fund of Funds Trust, incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
April 24, 2017